EXHIBIT 10.z


                         FIRST PREFERRED MARINE MORTGAGE

Vessel Name:                       UNIVERSE EXPLORER
         Length:                   173.74 meters
         Breadth:                  25.60 meters
         Depth:                    33.94 meters
         Gross Tons:               Approximately 22,162
         Net Tons:                 Approximately 6,648

Registration Number:               14064-84-G
(Navigation Patent)

Radio Call Letters:                3FMF2

Name and Address of                Azure Investments, Inc.
Mortgagor:                         c/o Galindo Lopez & Arias
                                   Scotia Plaza
                                   Federico Boyd Ave. No. 18 & 51 Street
                                   P. 0. Box 8629
                                   Panama 5, Rep. of Panama

Name and Address of                KeyCorp Leasing, a Division of Key Corporate
Mortgagee:                         Capital Inc.
                                   54 State Street
                                   Albany, NY 12207

Date of Mortgage:                  December 4, 1998

Amount of Mortgage:                U.S. $10,000,000.00

Repayment Schedule:                Monthly payments set forth in Exhibit A

Interest Rate:                     Floating Prime Rate plus 80 basis points as
                                   set forth in Exhibit A

         This FIRST PREFERRED MARINE MORTGAGE (the "Mortgage") is executed as of December 4, 1998, by AZURE INVESTMENTS, INC., a corporation organized under the laws of the Republic of Panama (hereinafter "Shipowner" or "Mortgagor"), in favor of KEYCORP LEASING, a Division of Key Corporate Capital Inc., a Michigan corporation ("Mortgagee").

                                    RECITALS

         A. WHEREAS, Shipowner is the sole owner of 100% of the whole of the vessel, UNIVERSE EXPLORER, Registration No. 14064-84-G, which is duly documented in the name of Shipowner under the laws and flag of the Republic of Panama, of which Mortgagee is the mortgagee of 100% of the interest hereunder;

         B. WHEREAS, Shipowner has executed in favor of Mortgagee a Promissory
Note in the principal amount of $ 10,000,000 of even date herewith (the "Note"), and a Loan and Security Agreement of even date herewith (the "Security Agreement") (the Note and Security Agreement, as amended,


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renewed or otherwise modified from time to time, collectively the "Loan
Agreement"), pursuant to which Mortgagee has agreed to make certain loans to Shipowner in the aggregate principal sum of Ten Million Dollars ($10,000,000.00) in lawful money of the United States, on terms and conditions described therein (the "Loan");

         C. WHEREAS, the Loan plus accrued and accruing interest thereon and other fees and expenses are evidenced by the Note, a true and complete copy of the form of which is attached hereto and incorporated by reference herein as EXHIBIT A;

         D. WHEREAS, Shipowner and Mortgagee have entered into that certain ISDA Master Agreement dated as of December 4, 1998 (as amended, renewed or otherwise modified from time to time, the "SWAP Agreement") in which Mortgagee has agreed, among other things, to provide Shipowner with interest rate swap contracts in connection with interest rate fluctuations in the Note (the "Swap Contracts");

         E. WHEREAS, in consideration of the Mortgagee having agreed to advance the Loan and enter into the Swap Contracts, Shipowner has agreed to execute and deliver this Mortgage to the Mortgagee for purposes of securing payment to the Mortgagee of the sums payable by Shipowner under the Note and the performance by Shipowner of its obligations under the Loan Agreement and the Swap Contracts (collectively the "Debt") (the Note, Loan Agreement and Swap Contracts are sometimes collectively referred to as, the "Loan Documents") in accordance with the terms thereof and of this Mortgage;

         NOW, THEREFORE, SHIPOWNER AND MORTGAGEE AGREE AS FOLLOWS:

         That, in consideration of the provisions of this Mortgage, of the sums loaned as above recited and Mortgagee's agreements with respect thereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Shipowner hereby mortgages and grants to Mortgagee a security interest in the whole of the vessel described above, which includes, without limitation (except to the extent owned by Space Charterer, as hereafter defined): (a) all of its engines, boilers, masts, spars, spare parts, gear, broached and unbroached consumable stores, provisions, unused rope, furniture, fuel, pumps, cables, apparel, rigging, tackle, machinery, tools, boats, anchors, chains, fittings, navigation equipment, and all other equipment, accessories and appurtenances appertaining or belonging to such vessel, whether now owned or hereafter acquired, whether on board or not, (b) all present and future accessions to such vessel, equipment and appurtenances, and all other additions, improvements, substitutions and replacements hereafter made in or to such vessel, equipment and appurtenances, all of which are referred to in this Mortgage as the "Vessel," and all books and records pertaining to the use, operation and employment of the Vessel.

         This Mortgage is granted in order to secure the payment of all sums payable by Shipowner under the Loan Documents and the performance by Shipowner of all obligations under the Loan Documents and the Swap Contracts in accordance with the terms thereof and of this Mortgage, and the performance of any other obligations of Shipowner to Mortgagee, whether now existing or hereafter created. Anything herein to the contrary notwithstanding, the maximum amount of the direct or contingent obligations that are or may be secured by this Mortgage at any time is Ten Million Dollars ($ 10,000,000.00) excluding interest, expenses, and fees, and other amounts which may be owed from time to time pursuant to the SWAP Contracts.

         TO HAVE AND TO HOLD, all and singular, the property subject hereto unto Mortgagee, its successors and assigns, to its and its successors' and assigns' use and benefit forever;

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

         PROVIDED, HOWEVER, that if Shipowner, its successors and permitted assigns, shall fully perform and comply with, all of the terms, conditions, representations, warranties, and covenants hereof, then this Mortgage shall cease, otherwise to remain in full force and effect.

Shipowner further agrees, represents, and warrants as follows:

                                   ARTICLE I.

             COVENANTS, REPRESENTATIONS AND WARRANTIES OF SHIPOWNER

         1. PAYMENT OF DEBT. Shipowner shall pay the Debt in accordance with the provisions of the Loan Agreement and Swap Contracts, expressed or implied, on its part to be observed, performed or complied with.

         2. VALID MORTGAGE. Shipowner shall execute and deliver all other documents and take all other actions Mortgagee deems necessary in order to establish, perfect and maintain this Mortgage as a valid, enforceable, and duly perfected first priority preferred mortgage lien on the Vessel.

         3. VESSEL DOCUMENTATION. Shipowner shall not do, or suffer or permit to be done, anything which can or may detrimentally affect the documentation of the Vessel under the laws and regulations of the Republic of Panama ("Panama"), or treaties to which it is a party. Shipowner satisfies and will continue to satisfy the criteria required to document the Vessel under the laws of Panama. The Vessel is eligible to be, is, and shall at all times remain duly documented for the trades and registry applicable to the Vessel's current and future operations and voyages. Shipowner shall not transfer or change the flag of documentation or the name of the Vessel, including registering the Vessel under a system of dual registry, without the prior written consent of Mortgagee (not to be unreasonably withheld or delayed), and no such written consent to any one change shall be construed to be a waiver of this provision with respect to any subsequent proposed change.

         4. OWNERSHIP AND LIENS. Shipowner lawfully owns and is lawfully possessed of 100% of the whole of the Vessel free from all liens, claims, or other encumbrances whatsoever, whether of a maritime or non-maritime nature, including, without limitation, claims of or liability to possession, forfeiture or penalty, except Permitted Maritime Liens, as defined in the Loan Agreement ("Liens"). Except as otherwise provided herein, Shipowner warrants and shall defend title to and possession of the Vessel and to every part thereof for the benefit of Mortgagee against the claims and demands of all persons whomsoever. Without the prior written consent of Mortgagee, there shall not be granted or incurred by any person any Lien thereon, and Shipowner shall not suffer the same to be continued for any period of time whatsoever after they become due and payable.

         5. NOTICE OF MORTGAGE. Shipowner shall place and retain a properly certified copy of this Mortgage on board the Vessel with its papers and shall upon request cause such certified copy and such papers to be exhibited to all persons having business with the Vessel which might give rise to any Lien thereon, or the sale, mortgage, charter, or other transfer of the Vessel or any interest therein, and to all representatives of Mortgagee on request. Shipowner shall place and keep prominently displayed in the pilothouse on the Vessel a conspicuous notice reading substantially as follows:

                  NOTICE OF MORTGAGE

                  This vessel is encumbered by a first preferred marine mortgage dated December 4, 1998, in favor of KEYCORP LEASING, A DIVISION OF



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                  KEY CORPORATE CAPITAL INC. Under the provisions of said
                  mortgage none of the owner, any charterer, the master of this vessel, or any other person has any right, power or authority to create, incur or permit to be imposed upon this vessel any lien, encumbrance, or other charge whatsoever other than for crews' wages or salvage, and such other liens as may be permitted under such preferred mortgage.

         6. ARREST OF VESSEL. If a libel or complaint is filed against the Vessel, or if the Vessel is attached or arrested, Shipowner shall promptly notify Mortgagee by telephone, facsimile transmission, telex or telegraph, confirmed by letter, and shall, if the Vessel is attached or arrested, forthwith cause the Vessel to be released and all alleged Liens thereon (other than the lien of this Mortgage and Permitted Maritime Liens), to be discharged or adequate security to be posted therefor and shall promptly notify Mortgagee concerning such release and discharge. In the event the Shipowner does not cause the Vessel to be released within ten (10) business days, Shipowner authorizes and empowers Mortgagee to appear in the name of Shipowner in any court of any country or jurisdiction where a suit is pending against the Vessel because of or on account of any alleged Lien thereon from which it has not been released, and to take such actions as to it as Mortgagee may deem proper towards the defense of such suit, the purchase or discharge of such alleged Lien, or the release of the Vessel, including, without limitation, posting adequate security therefor. All reasonable expenditures made or incurred by Mortgagee for the purpose of such defense, purchase or discharge shall be a debt due from Shipowner to Mortgagee, as the case may be, and shall be secured by the lien of this Mortgage, and shall bear interest in the manner provided in Section 25 hereof.

         7. MAINTENANCE. Shipowner shall at all times and without cost or expense to Mortgagee maintain and preserve the Vessel in such running order and repair as would be expected of a prudent Shipowner, and so that the Vessel will be, insofar as reasonable due diligence can make it so, tight, staunch, strong and well and sufficiently tackled, appareled, furnished, equipped and in every respect seaworthy, fit for her intended service and in good operating condition, ordinary wear and tear excepted. Shipowner shall not make or permit to be made any change in the Vessel's gross or net tonnages, or any other material change in its structure or rig, without first obtaining the written approval of Mortgagee. Shipowner may remove equipment from the Vessel free and clear of the lien of this Mortgage if it simultaneously replaces such equipment with equipment of equal suitability and value when new and which is owned by Shipowner free and clear of any Lien, provided, the Shipowner need not replace any item of equipment that is worn-out, obsolete or no longer necessary to Shipowner if the failure to replace such item of equipment is not disadvantageous in any material respect for Shipowner to conduct its business in the ordinary manner or for the Vessel to efficiently operate for its intended purposes.

         8. LEGAL COMPLIANCE. The Vessel and its operations shall at all times comply in all material respects with (a) all laws, rules and regulations of Panama applicable to the Vessel, as in effect from time to time, and (b) all treaties, conventions, laws, rules, and regulations applicable to the Vessel and its operation in all trades and locations in which it operates or is located from time to time; and the Vessel shall have on board as and when required thereby valid certificates of inspection and all other certificates evidencing compliance therewith. The Vessel shall not otherwise engage in any unlawful trade or violate or be operated in violation of any applicable law, regulation or treaty, or carry any passenger, cargo, or other matter that will expose it to penalty, forfeiture or capture. Shipowner shall obtain and file all certificates of financial responsibility for liabilities imposed on Shipowner or the Vessel as legally required in all jurisdictions in which the Vessel is located from time to time, including, without limitation, the United States Water Pollution Act, as amended by the Water Pollution Control Act Amendment of 1972, and as further amended by the Oil Pollution Act of 1990 (as the same may be further amended from time to time), and will maintain all certificates or other evidence of financial responsibility as may


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be required by any law, regulation, proclamation or order. Shipowner shall prepare and file all environmental pollution prevention and contingency plans and other matters required under all applicable treaties, conventions, laws, rules and regulations in effect from time to time concerning the prevention and cleanup of environmental pollution, and the regulation of shipowners and vessels with respect to environmental matters. Shipowner shall ensure that all reasonable precautions are taken to ensure that no illegal drugs or drug paraphernalia are used or kept on board the Vessel.

         9. LOCATION OF VESSEL. The Vessel shall not be abandoned in any port or place. Shipowner shall not operate the Vessel or suffer the Vessel to be operated in any area excluded from any insurance required to be maintained pursuant to Section 10 below. Shipowner shall upon request provide Mortgagee with the Vessel's current location and itinerary.

         10. INSURANCE.

                  a. When and so long as this Mortgage or any parts of the obligations secured by this Mortgage are outstanding, Shipowner shall maintain the following insurances with respect to the Vessel:

                  (i) Marine hull and machinery insurance and increased value insurance in substantially the same form and coverage with substantially the same warranties, deductibles and conditions as those contained in that policy identified in SECTION I of EXHIBIT B attached hereto;

                  (ii) Marine protection and indemnity insurance in substantially the same form and coverage with substantially the same warranties, deductibles and conditions as those contained in that policy identified in
SECTION 2 of EXHIBIT B attached hereto;

                  (iii) War risk hull and machinery and war risk protection and indemnity insurance in substantially the same form and coverage with substantially the same warranties, deductibles and conditions as those contained in that policy identified in SECTION 3 of EXHIBIT B attached hereto, provided, however, that no such war risk insurance shall be required when the Vessel is operating in the waters of the United States of America;

                  (iv) If and as required by law, workmen's compensation insurance for each state in or from which the Vessel shall operate and United States Longshore and Harbor Workers' Compensation Act insurance for statutory third party pollution liability insurance and pollution clean-up insurance, in the amount of $1,000,000.00 in the aggregate, or the minimum required by domestic or international oil pollution protection laws applicable to the Vessel, whichever is greater;

                  (v) Mortgagee's interest insurance (including breach of warranty clauses) in substantially the same form and coverage with substantially the same warranties, deductibles and conditions as those contained in that policy identified in SECTION 4 of EXHIBIT B attached hereto; and

                  (vi) Marine increased value insurance, in substantially the same form and coverage with substantially the same warranties, deductibles and conditions as those contained in that policy identified in SECTION 5 of EXHIBIT B attached hereto.

Shipowner shall obtain and maintain all such insurances at its own expense, and shall timely pay all premiums, dues, calls, assessments and other amounts and expenses thereunder, despite any undertaking by Mortgagee from time to time to be responsible therefor.

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

                  b. All policies of insurance shall be maintained in forms available from underwriters reasonably acceptable to Mortgagee, effected by an insurance broker reasonably acceptable to Mortgagee, and contain insuring covenants, deductible or franchise clauses, mortgagee clauses, and other provisions reasonably satisfactory to Mortgagee. No required policy of insurance shall be amended or terminated without obtaining the prior written consent of Mortgagee. Each policy, binder and interim contract of insurance required hereunder shall provide for 30 days' (or such shorter period of time specified by Mortgagee) prior received written notice to be given to Mortgagee by the underwriters in the event of cancellation or any material amendment or alteration. Within fifteen (15) days of the expiration of each policy required hereunder, Mortgagor's broker shall furnish Mortgagee a Certificate of Insurance evidencing that the coverages required hereunder are in full force and effect. Mortgagor agrees to make available for inspection by Mortgagee, on reasonable request, copies of the originals of all policies, amendments, endorsements, certificates of entry, binders and other insurance contracts which are in its possession. Evidence of renewal of all insurances shall be furnished to Mortgagee as soon as it has been placed. At the option of Mortgagee, and without waiver of any default with respect thereto, any policies of insurance required herein and not timely obtained and properly maintained by Shipowner may be obtained and maintained by Mortgagee, and the expenses therefor, if not paid for or reimbursed by Shipowner within ten days after the same shall have become owing or shall have been paid by Mortgagee, shall be added to the indebtedness secured hereby and shall bear interest as provided in SECTION 25 herein. Mortgagee's failure to object to the placement of insurance contrary to the provisions of this Mortgage in one or more instances shall not establish a consent or course of dealing with respect to such noncompliance in any other instances. As used in this Mortgage, references to "policy" or "policies," or "insurance" or "insurances" shall include entries in one or more hull and machinery insurance funds, protection and indemnity associations, and the like, or the coverages afforded thereby, and references to "underwriter" or "underwriters" shall include one or more of such funds and associations.

                  c. All insurances shall name Mortgagee as an assured in addition to Shipowner, and shall name Mortgagee as co-loss payee, and no other loss payees shall be added to any policy without obtaining the advance written consent of Mortgagee PROVIDED that Bareboat Charterer, Time Charterer, and Space Charterer may be named as co-loss payees as their interests appear. Without limiting Mortgagee's right herein to obtain insurance at Shipowner's expense or relieving Shipowner from any default with respect thereto, to the extent Shipowner does not have Mortgagee named on any required insurances as an assured or sole loss payee, Shipowner shall execute and deliver to Mortgagee promptly on request specific assignments and pay orders as it may require, and on any failure to provide them promptly on request, Mortgagee is appointed Shipowner's attorney-in-fact, coupled with an interest, to execute and deliver such assignments and pay orders on behalf of Shipowner.

                  d. In the event of an actual total loss, a constructive total loss, or a compromised, agreed, or arranged total loss of the Vessel as provided under an applicable policy of insurance, Mortgagee shall receive and retain out of the insurance payments received on account of such loss all sums then owing on the Debt or otherwise owing under or secured by this Mortgage, whether or not the same are then due and payable, and shall pay the balance to Shipowner or to whomsoever may be entitled thereto. Mortgagee shall have the right to tender abandonment of the Vessel to its underwriters on behalf of itself and Shipowner. If there has not occurred and there is not continuing an Event of Default at the time of tender of payment by the underwriters, in the event of any other loss payable in an amount not in excess of $500,000 under any hull and machinery insurance which provides partial and total loss coverage (excluding, without limitation, increased value insurance coverage, and self-insurance), or for salvage or other liabilities or expenses insured thereunder, Mortgagee shall instruct the underwriters to pay directly for repairs, salvage or other liabilities or expenses, or reimburse Shipowner therefor. In the event of any loss payable under any hull and machinery insurance or increased value insurance not


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described above in this subsection, and if an Event of Default has occurred and in continuing, at its sole option, Mortgagee may instruct the underwriters to pay directly for repairs, salvage or other liabilities, or expenses, or reimburse Shipowner therefor, or Mortgagee may receive all such insurance proceeds and apply them toward payment of the Loan and all sums otherwise owing under or secured by this Mortgage, whether or not the same are then due and payable, in which event the balance of the proceeds shall be paid to Shipowner or to whomsoever may be entitled thereto.

                  e. In the event that insurance moneys become due under any protection and indemnity insurance or other liability insurances, if there has not occurred and there is not continuing an Event of Default at the time of tender of payment by the underwriters, Mortgagee shall instruct the underwriters to pay Shipowner such insurance proceeds as may be due to Shipowner on account of any liability covered by such insurance if Shipowner has already paid the liability, or to pay the party in respect of whom the liability was incurred, in exchange for a complete release of liability with respect thereto. At such time of tender of payment, if an Event of Default has occurred and is continuing, at Mortgagee's sole option, and in lieu of the foregoing, Mortgagee shall be entitled to receive such insurance proceeds and may apply the proceeds thereof toward payment of any or all of the Loan and all sums otherwise owing under or secured by this Mortgage, whether or not the same are then due and payable, in which event the balance of the proceeds shall be paid to Shipowner or to whomsoever may be entitled thereto.

                  f. In the event the Vessel is attached or arrested or is threatened to be attached or arrested, Mortgagee, at the request of Shipowner, may agree (and, with respect to any policies of liability insurance, does hereby agree if no Default or Event of Default is then continuing, other than such Default or Event of Default solely arising from the attachment or arrest of the Vessel) with any surety executing a surety bond releasing the Vessel from such attachment or arrest to assign to such surety any or all insurance proceeds under the policies of insurance on the Vessel as collateral security to indemnify such surety against liability under said bond.

                  g. Shipowner shall notify Mortgagee within forty-eight hours after the occurrence of damage to the Vessel in excess of $500,000, or an incident of salvage or general average with respect to the Vessel.

                  h. Shipowner shall not do any act or voluntarily suffer or permit any act to be done whereby any insurance required herein shall or may be canceled without simultaneously being renewed in accordance herewith. Shipowner shall not suffer or permit the Vessel to engage in any voyage or to engage in any trade or activity not permitted under the policies of insurance at the time in effect without first covering the Vessel for such voyage, trade or activity as otherwise required herein.

          11. REQUISITION. Shipowner and Mortgagee agree that in the event of the requisition of title to the Vessel, so long as there has not occurred and there is not continuing an Event of Default, all amounts which are owed or payable as compensation for the use of the Vessel shall be retained by Shipowner; provided, however, if an Event of Default has occurred and is continuing, all such amounts are hereby assigned to and shall be paid over to Mortgagee to be applied as provided in the next sentence. Shipowner agrees that in the event of the requisition of title to the Vessel, all amounts which are owed or payable as compensation for the Vessel or for its use are hereby assigned to and shall be paid over to Mortgagee to be applied toward payment of the Debt and all sums otherwise owing under or secured by this Mortgage, whether or not the same are then due and payable, in which event the balance shall be applied as provided in Section 25 herein, and to that end Shipowner agrees to execute and deliver all other and further instruments reasonably requested by Mortgagee. Mortgagee is hereby irrevocably and individually appointed Shipowner's attorney-in-fact coupled with an interest to execute all such

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instruments which Shipowner is required to execute and deliver in this Section but fails to execute and deliver promptly on request.

         12. SECURITY. Shipowner agrees to execute and deliver to Mortgagee as requested all financing statements and other evidence of the security interest of Mortgagee in the Vessel suitable for recording in the jurisdictions of Mortgagee's choice, and other instruments, agreements, applications, and other documents necessary to effect and perfect the security hereof, or to otherwise effectuate the provisions hereof. Mortgagee is irrevocably and individually appointed Shipowner's attorney-in-fact coupled with an interest to execute, file and record the same in Shipowner's name. Shipowner further agrees that this Mortgage may serve as the security agreement encumbering the collateral described herein (including, without limitation, the Vessel and all of its constituent parts) underlying such financing statements or evidence of perfection.

          13. TRANSFER OF VESSEL/ASSIGNMENT OF CHARTER. Shipowner shall not sell, mortgage, bareboat or demise charter, or in any other manner transfer the Vessel, possession thereof, or any interest in, or control over ("Transfer"), and shall not agree to do any of the foregoing, without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld, provided, however, that Mortgagee consents to (i) the charter of the Vessel to New Commodore Cruise Lines Limited ("Bareboat Charterer") pursuant to a Bareboat Charter Agreement between Mortgagor and Bareboat Charterer dated July 14, 1995, as it relates to the Vessel ("Bareboat Charter"); (ii) the Time Charter of the Vessel dated as of October 30, 1995 (the "Time Charter"), between Bareboat Charterer and Sea-Comm, Ltd. (the "Time Charterer"); and (iii) the Space Charter of the Vessel dated as of October 30, 1995 (the "Space Charter") between the Time Charterer and Seawise Foundation, Inc. (the "Space Charterer"); PROVIDED, however, that the Bareboat Charter, Time Charter, and Space Charter shall be junior, inferior, and subordinate to the interests of Mortgagee in the Vessel. A transfer or other change in ownership of a controlling interest in Shipowner (where Shipowner is not the surviving entity) or any change in the citizenship status of Shipowner, shall constitute a Transfer. Mortgagor shall not transfer the Vessel to, or permit the Vessel to serve under any contract of affreightment with, a person included within the definition of "designated foreign country" or "national" of a "designated foreign country" as defined in the Foreign Assets Control Regulations, Cuban or Iranian Assets Control Regulations, the Rhodesian, Libyan, Yugoslavian or Iraqi Sanction Regulations, or the Haitian Transactions Regulations of the United States Treasury Department, 31 C.F.R., Chapter V, as amended, within the meaning of said regulations or of any regulation, interpretation or ruling issued thereunder unless such service complies with applicable permits and permissions obtained by Mortgagee for such service. No written consent to any Transfer shall be construed to be a waiver of this provision with respect to any subsequent proposed Transfer. Each such approved Transfer shall be subject to the provisions of this Mortgage and to the lien it creates.

         14. ACCESS TO VESSEL. Shipowner at all reasonable times shall afford Mortgagee and its representatives full and complete access to the Vessel for the purposes of inspecting her cargoes and papers, and, upon request, Shipowner shall deliver to it or them for inspection copies of all contracts, charter parties, policies of insurance, evidence of club entries, and all other documents relating to the Vessel and its operation, whether on board or not. Shipowner shall maintain books of account and other customary and appropriate records for the Vessel, its freights, hire, and other earnings, and shall duly perform or cause to be performed all charter parties and other contracts for carriage or other employment of the Vessel.

         15. DRYDOCKING. If Mortgagee so requests, Shipowner shall give Mortgagee 14 days advance notice of all occasions during which the Vessel shall be placed in dry dock, and the location of such dry dock or, in the event of emergencies, such notice as the circumstances permit, and Shipowner shall allow reasonable access to the Vessel at such times to representatives of and surveyors for Mortgagee.

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

         16. BONDS. Shipowner warrants that all surety bonds or other undertakings or instruments required by any applicable law to secure the payment of wages or the payment of any other sum in respect to the operation of the Vessel shall be obtained, effective and filed in the required amounts and in accordance with applicable law. In the event that any such bond, undertaking or instrument has not been obtained or is at any time not in effect as required by any applicable laws, then Mortgagee may obtain the same, and the expense thereof shall be paid to Mortgagee forthwith, or shall be added to the sums secured hereby as of the date such expense is incurred. Shipowner shall use its best efforts to ensure that all such surety bonds and all parties liable on or in respect of them, by guaranty or otherwise, waive the right to be subrogated to the rights against the Vessel, if any, of those who receive funds or who are paid out of the proceeds of such surety bonds or other undertakings.

          17. RECOMMENDATIONS AND CONDITIONS. Shipowner warrants and represents that the Vessel is and shall at all times remain free of all recommendations and conditions affecting her class.

                                   ARTICLE II.

                         EVENTS OF DEFAULT AND REMEDIES

         18. DEFAULT AND REMEDIES. (a) The occurrence or existence of any one or more of the following events, conditions or states of fact shall constitute, individually, an "Event of Default" and, collectively, "Events of Default:"

                  (i) Shipowner fails to make any payment of principal or interest constituting the Loan for a period of ten (10) business days after the same shall be due;

                  (ii) Any representation or warranty made or deemed made by Shipowner in connection with the Loan Agreement, the Swap Contracts or the other Loan Documents shall prove to have been incorrect in any material respect when made and shall not have been rectified to Mortgagee's satisfaction;

                  (iii) Shipowner shall fail to have complied, in all material respects, with any provision of Article I of the Mortgage and such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to Mortgagor by Mortgagee;

                  (iv) Shipowner shall fail to perform or observe any other covenant, obligation or term of this Mortgage or the Loan Agreement and such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to Mortgagor by Mortgagee or fails to diligently begin to cure any such failure that cannot be cured within thirty (30) days;

                  (v) An event of default as set forth in the Loan Agreement exists or shall occur; or

                  (vi) An Event of Default under the Swap Contracts shall occur and be continuing.

         (b). Upon the occurrence or existence and during the continuance of any Event of Default, to the extent not contrary to applicable law, Mortgagee, without presentment, demand, protest, notice of nonpayment, or notice of dishonor, all of which are hereby expressly waived by Shipowner, may exercise all rights, powers, privileges and remedies hereunder, under the Loan Agreement and Loan Documents, and otherwise existing or arising by agreement, at law, or in equity, in admiralty, or otherwise, and without limiting the foregoing, Mortgagee may:

                  (i) Deem the Loan to be due and payable immediately, and whereupon the entire unpaid principal and interest and all other amounts then accrued under the Note or this Mortgage and under the Swap Contracts will become and be immediately due and payable;

                  (ii) Bring suit at law, in equity, or in admiralty, as it may be advised, to recover judgment for the Debt and any or all amounts otherwise due under the Loan Documents, or this Mortgage, and collect the same;

                  (iii) Take the Vessel, wherever it may be, without legal process, and remove it to any port or place selected by Mortgagee. To the extent permitted by law, Shipowner or other person in possession shall, forthwith upon demand of Mortgagee, and at Shipowner's expense, surrender possession of the Vessel as demanded by Mortgagee, and Mortgagee may hold, lay up, charter, operate, or otherwise use the Vessel for such time and upon such terms as it may deem to be for its best advantage, accounting for the net profits, if any, arising from such use and charging upon all receipts from such use or from the sale of the Vessel by court proceedings or pursuant to Subsection (iv) next following, all reasonable costs, charges, damages, losses or other expenses incurred by reason of such use or sale. If at any time Mortgagee shall avail itself of the right herein given it to take the Vessel, Mortgagee shall have the right to dock it for a reasonable time at any dock, pier or other premises of Shipowner without charge, or to dock it at any other place at the cost and expense of Shipowner; and

                  (iv) Sell the Vessel in compliance with applicable law at a privately conducted public sale at any place and at such time as Mortgagee may reasonably specify, and in such manner as Mortgagee may reasonably deem advisable, free from all claims by Shipowner, after first giving notice of the time and place of sale with a general description of the property in the following manner: (A) by publishing such notice for not less than ten (10) days in a daily newspaper of general circulation published in Panama City, Panama;
(B) if the place of sale should not be Panama City, Panama, then by publication of a similar notice in a daily newspaper of general circulation published at or near the place of sale; (C) by mailing (and faxing or delivering) a similar notice to Shipowner at least ten (10) days prior to the scheduled date of the sale; and (D) by posting notice of sale on the Vessel to be sold; PROVIDE that in the event of the filing of a petition by Shipowner or the commencement of any other proceeding whereby Shipowner voluntarily or involuntarily seeks liquidation, dissolution, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeks the appointment of a trustee, receiver, administrative receiver, administrator, liquidator, custodian or other similar official of it or any substantial part of its property, and such case or other proceeding shall remain undismissed for a period of sixty (60) days, the entire, aggregate unpaid principal balances evidenced by the Loan Documents, all accrued and unpaid interest under the Note and all other amounts payable under this Mortgage, the Loan Documents, and the Swap Contracts and the other documents, instruments, agreements, and certificates delivered thereunder relating to the Loan ("Related Documents"), automatically shall become and be due and payable, without presentment, demand, protest, notice of nonpayment, notice of dishonor or any notice of any kind, all of which are hereby expressly waived by Shipowner.

          19. SALE OF VESSEL. A sale of the Vessel made pursuant to this Mortgage, whether under the power of sale hereby granted or pursuant to any judicial proceeding, shall operate to divest all right, title and interest of any nature whatsoever of Shipowner therein and thereto. Nevertheless, the Vessel shall not be sold to any parties who are not lawfully entitled to acquire it. No purchaser shall be bound to inquire whether notice has been given, whether any default has occurred, or as to the propriety of the sale or as to the application of the proceeds thereof. In case of such sale, and to the extent permitted by law, any purchaser who is the holder of any of the Loan and the other obligations secured by this Mortgage shall be entitled, for the purpose of making settlement or payment for the property purchased, to use and apply any or all of the Loan and other secured obligations it holds in order that there may be credited against the amount remaining due and unpaid thereon the sums payable out of the net proceeds of such sale to the holder after allowing for the reasonable attorneys' fees, costs and other expenses related to the sale; and thereupon such purchaser shall be credited, on account of such purchase price, with the net proceeds that have been so credited upon the Debt and such obligations. At such sale, such holder of all or part of the Loan and such other obligations may purchase such property and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor. Mortgagee shall not have any liability to Shipowner in connection with any disposition of the Vessel hereunder, nor shall Shipowner be entitled to any set-off, counterclaim, or recoupment with respect to any claim of such a liability.

         20. CONVEYANCE. Mortgagee is hereby irrevocably appointed Shipowner's attorney-in-fact coupled with an interest to execute and deliver to any purchaser aforesaid, and is hereby vested with full power and authority to make, in the name and on behalf of Shipowner, a good conveyance of the title to the Vessel sold pursuant hereto insofar as may be permitted by law. In the event of a sale of the Vessel under any power herein contained, Shipowner shall, if and when required by Mortgagee, execute such form of conveyance of the Vessel as Mortgagee may direct, and Mortgagee is hereby irrevocably appointed Shipowner's attorney-in-fact coupled with an interest to execute such form upon Shipowner's failure to do so forthwith upon request.

         21. PROCEEDS OF VESSEL. Mortgagee is hereby irrevocably and individually appointed Shipowner's attorney-in-fact coupled with an interest to demand, collect, receive, compromise and sue for, in the name of Shipowner or otherwise, so far as may be permitted by law, all proceeds of insurance with respect to, and all proceeds of the requisition of title to the Vessel. Mortgagee may make, give, and execute in the name of Shipowner acquittances, receipts, releases, and other discharges for the same, whether under seal or otherwise, and endorse and accept in the name of Shipowner all checks, notes, drafts, warrants, agreements and all other instruments in writing with respect to the foregoing. Upon the occurrence of an Event of Default that is continuing,
(a) Mortgagee may demand and proceed to collect all charter parties and all rights thereunder pertaining to the Vessel under any agreements between Mortgagor and charter parties, (b) Mortgagor shall identify to Mortgagee all charterers and shippers and consignees who owe it any amounts, or to whom the Vessel is or is to be chartered, and (c) Mortgagor shall furnish to Mortgagee copies of all charter parties, and booking notes, evidencing such charters and amounts. Such identification shall include names, addresses, and telephone, telecopier, telex and cable numbers.

         22. RECEIVER. If any legal proceedings are taken to enforce any rights under this Mortgage, Mortgagee shall be entitled as a matter of right, at its option, to the appointment of a receiver of the Vessel, and Mortgagee shall be so entitled with respect to its hire, or other earnings of the Vessel, and all other sums due or to become due and arising from the receivership or operation of the Vessel, subject to the prior rights of third parties, if any. All liabilities, costs and other expenses reasonably incurred by such receiver shall be for the account of Shipowner.

         23. EXPENSES. Shipowner shall pay on demand all reasonable fees, costs and other expenses (including, without limitation, reasonable attorneys' fees and disbursements and travel and lodging expenses of officers and employees of Mortgagee) incurred by Mortgagee in connection with the negotiation, preparation, execution and delivery of this Mortgage, not to exceed $50,000 for all closing costs ($25,000 of which has been paid). In addition, Shipowner shall pay on demand all reasonable fees, costs and other expenses (including, without limitation, all taxes, fees, costs and other expenses for the filing, recording, and registration of this Mortgage and the Related Documents, all survey costs, all trustees' fees and disbursements and all attorneys' fees and disbursements) incurred by Mortgagee in connection with the maintenance, enforcement and preservation of any collateral for the Loan or any rights, powers, privileges or remedies of Mortgagee under this Mortgage, the Loan Agreement, or the Related Documents, and otherwise available to Mortgagee by agreement, at law, in equity, in admiralty or otherwise, provided, however, that to the extent such fees and disbursements are incurred in connection with the closing of the Loan, they shall be subject to the $50,000 limit mentioned above. The fees and disbursements of attorneys' referred to in this Section shall be paid by Shipowner to Mortgagee, as the case may be, whether or not any form of legal proceeding is commenced and shall include any such fees and disbursements incurred in preparation for or contemplation of, or during, or on any appeal from, any trial, mediation, arbitration, interpleader, bankruptcy case or proceeding or other judicial or similar proceeding. All fees, costs, and other expenses referred to in this
Section 23 shall be added to the indebtedness secured hereby and shall bear interest at the rate as provided in Section 25 herein.

         24. CUMULATIVE REMEDIES. Each and every right, power, privilege, and remedy given herein or otherwise existing in connection therewith shall be cumulative and shall be in addition to every other right, power, privilege, and remedy now or hereafter existing by agreement, at law, in equity, or in admiralty, and each and every such right, power, privilege, and remedy may be exercised, wholly or in part, from time to time, and as often, and in any order, as Mortgagee chooses, and the exercise or the beginning of the exercise of any right, power, privilege, or remedy shall not be construed to be an election of rights, powers, privileges, or remedies, or a waiver of the right to exercise at the same time or thereafter any other right, power, privilege, or remedy. No delay or omission by Mortgagee or the holders of the Loan in the exercise of any right, power, privilege, or remedy accruing upon any Event of Default or event which, with the passage of time, the giving of notice, or both, would constitute an Event of Default, shall impair any such right, power, privilege, or remedy or be construed to be a waiver of any right to take advantage of any such future event or of any such past event or Event of Default.

         25. APPLICATION OF PROCEEDS. The proceeds of a sale of the Vessel, insurance pertaining to the Vessel, and all other sums received by Mortgagee pursuant to or under the provisions of this Mortgage or in any proceedings hereunder, the application of which has not otherwise been specifically provided for, shall, except as otherwise provided by law, be applied as follows:

         FIRST: To the payment of all reasonable expenses, including the expenses of any sale, the expenses of any retaking, attorneys' fees, court costs, and other expenses incurred by Mortgagee in the protection of their rights, powers, and privileges or the pursuance of their remedies, with interest thereon at a per annum rate equal to the lesser of the Prime Rate plus five percent (5%) per annum or the maximum interest rate permitted by applicable law (the "Default Interest Rate");

         SECOND: To the payment of all amounts as required by law or otherwise at Mortgagee's sole option, to the payment of or to provide adequate indemnity against liens known to Mortgagee and having or claiming priority over the lien of this Mortgage;

         THIRD: To the payment of the Loan and all other sums evidenced by the Note or evidenced or secured hereby from time to time and not already paid pursuant to the foregoing Subsection, whether due or not, owed to Mortgagee under the Note or hereunder, together with interest thereon at the Default Interest Rate, but in no event in excess of the maximum rate permitted by applicable law; and

         FOURTH: To the payment of all amounts secured by means of the preferred mortgage on the Vessel in favor of Mortgagee or any trustee therefor that is or are junior in priority to this Mortgage, allocated amongst such secured obligations as Mortgagee may choose, in its sole discretion, and, as required by law or otherwise at Mortgagee's sole option to the payment of or to provide adequate indemnity against liens known to Mortgagee and having or claiming priority over the lien of such junior preferred mortgage(s); and

         FIFTH: To the payment of any surplus thereafter remaining to Shipowner or to whomsoever else may be entitled thereto.

         26. POSSESSION OF VESSEL. Until some one or more of the Events of Default shall occur and be continuing, Shipowner may retain actual possession and use of the Vessel.

                                  ARTICLE III.

                                SUNDRY PROVISIONS

         27. AMENDMENT. No waiver, termination, amendment or other modification of any provision of this Mortgage or the Note, and no consent to any departure by Shipowner from any provision thereof, shall in any event be effective unless the same shall be in writing and signed by Mortgagee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given; provided that no such consent, waiver, termination, amendment or other modification, unless in writing and signed by Mortgagee shall affect the rights or duties of Mortgagee under this Mortgage or the Note. Except as otherwise provided in this Mortgage, no notice or demand to anyone shall entitle such recipient of such notice or demand to any other or further notice or demand.

         28. SUCCESSORS AND ASSIGNS. All the covenants, promises, stipulations and agreements of Shipowner in this Mortgage contained shall apply to and bind Shipowner, its successors and assigns, and all persons claiming by, through or under them, and shall inure to the benefit of Mortgagee, its successors and assigns, and all persons claiming by, through or under them. Shipowner recognizes that Mortgagee may, as appropriate in accordance with applicable agreements and law, assign, endorse, or otherwise transfer any or all of the Note or this Mortgage, and any or all of its interests therein and rights, powers, privileges, and remedies thereunder, whereupon the assignees or other transferees shall become vested with all of the benefits that are granted or otherwise available to Mortgagee thereunder or in respect thereof, as appropriate.

         29. REIMBURSEMENT. Shipowner shall reimburse Mortgagee on demand for all reasonable attorneys' fees the payment of which is otherwise secured hereby, and for all reasonable expenses and fees which Mortgagee may incur from time to time in providing insurance coverage, in discharging the Vessel from arrest or the like, or providing security therefor, salvage, general average and tort claim expenses, for liens or other encumbrances, for mortgage recording and duplication expenses and fees, in providing repairs, moving the Vessel and for such other matters as Shipowner is obligated herein to provide, but fails to provide. Such obligation of Shipowner to reimburse Mortgagee shall be an additional indebtedness due from Shipowner and secured by this Mortgage, and shall accrue interest from the date of the relevant expenditure at a per annum rate equal to the Default Interest Rate, but in no event in excess of the maximum rate permitted by applicable law. Mortgagee, though privileged to do so, will not be under any obligation to Shipowner to make any such expenditures, nor will the making thereof relieve Shipowner of any default in that respect.

         30. NOTICES. Except as otherwise provided in this Mortgage, all notices, requests, demands, directions, consents and other communications to any party under or in connection with this Mortgage or any of the insurances required hereunder shall be in writing (including telephone facsimile and telex communications) and shall be sent via certified or registered mail, return receipt requested, via telephone facsimile or telex transmission, via personal delivery or via express courier or delivery service, addressed to such party at such party's address or telephone facsimile'set forth below or at such other address or telephone facsimile number as shall be designated by such party in a written notice given to each other party complying as to delivery with the provisions of this Section:

                  if to Shipowner, at:

         AZURE INVESTMENTS, INC.
         c/o New Commodore Cruise Lines Limited
         4000 Hollywood Boulevard South Tower, Suite 385-S
         Hollywood, Florida 33021
         Facsimile: (954) 967-2147

                  with a copy to:

         Kathleen L. Deutsch, P.A.
         Broad and Cassel
         201 S. Biscayne Boulevard, Suite 3000
         Miami, Florida 33131
         Facsimile: (305) 373-9443

                  If to Mortgagee, at:

         KeyCorp Leasing, A Division of Key Corporate Capital Inc.
         54 State Street
         Albany, NY 12207
         Attn: Account Manager
         Facsimile: (518) 486-8215

                  with a copy to:

         Davis Wright Tremaine
         2600 Century Square
         1501 Fourth Avenue
         Seattle, WA 98101-1662
         Attn: Richard J. Schroeder
         Facsimile: (206) 628-7699

All such notices, requests, demands, directions, consents and other communications shall be deemed given (a) when given and receipted for (or upon the date of attempted delivery when delivery is refused), if sent via certified or registered mail, return receipt requested, via personal delivery or via express courier or delivery service or (b) when received, if sent via telephone facsimile or telex transmission (confirmation of such receipt via confirmed telephone facsimile or telex transmission being deemed receipt).

         31. AGENT. Wherever and whenever herein or in the Loan Agreement any right, power, or privilege is granted or given to Mortgagee, such right, power or privilege may be exercised in all cases by Mortgagee, or such agents as it may, qppoint, and the acts of such agent or agents when taken in their capacities as agents shall constitute the acts of Mortgagee, respectively.

         32. DISCHARGE OF MORTGAGE. Upon payment in full of the Loan, and all other amounts owing under the Loan Agreement or otherwise owing under or secured by this Mortgage from time to time, this Mortgage shall be discharged, and all insurance policies collaterally assigned to the Mortgagee shall be returned to Shipowner.

         33. SAVINGS CLAUSE. Anything herein which shall be deemed to create in Mortgagee any interest in or control over the Vessel in contravention of the laws of Panama, or an agreement to do the same, shall be severable from the balance hereof. Anything herein to the contrary notwithstanding, all rights, powers, privileges, and remedies provided for herein shall be limited to what is permitted by applicable law from time to time. Other than as set forth above, any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which renders any express provision hereof or any of the other Loan Documents prohibited or unenforceable in any respect.

         34. MISCELLANEOUS. Nothing contained herein shall impair or shall be construed as a waiver by Mortgagee of the preferred status of this Mortgage, and each provision which would otherwise constitute such an impairment or waiver shall to such extent be of no force or effect. As used herein, "Dollars" and '$' refers to the legal tender of the United States.

         35. EXHIBITS. All exhibits attached hereto are hereby incorporated herein by reference.

         36. GOVERNING LAW. This Mortgage shall be governed by, and construed in all respects in accordance with, the general maritime law of the United States and, where silent, the laws of the State of New York, without regard to the conflicts of law principles of such state, except to the extent that the law of Panama controls the registration, perfection or priority of this Mortgage.

         37. ACTIONS AND PROCEEDINGS. Any legal action or proceeding against Shipowner with respect to the Loan Documents or this Mortgage may be brought in such of the courts of competent jurisdiction of the State of New York in the City of Albany or in the United States District Court for the Northern District of New York, as Mortgagee or its successors and assigns may elect, and by execution and delivery of this Mortgage, Shipowner irrevocably submits to the nonexclusive jurisdiction of such courts, and to appellate courts therefrom, and, in the case of any such legal action or proceeding brought in the above-named New York courts, Shipowner hereby irrevocably consents to the service of process by the mailing of copies thereof by registered mail, postage prepaid, to Shipowner at its address as provided in Section 30 hereof, or by any other means permitted by Applicable Law. If it becomes necessary for the purpose of service of process out of any such courts, Shipowner shall take all such action as may be required to authorize a special agent to receive, for and on behalf of it, service of process in any such legal action or proceeding, and shall take all such action as may be necessary to continue said appointment in full force and effect so that Shipowner will at all times have an agent for service of process for the above purposes in New York, New York. To the extent permitted by Applicable Law, a final, unappealable judgment (a certified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of Shipowner to Mortgagee) against Shipowner in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on an unsatisfied judgment. To the extent that Shipowner has or hereafter may acquire any immunity from jurisdiction of any of the above-named courts or from any Panama court or from any legal process therein, Shipowner hereby irrevocably waives such immunity, and Shipowner hereby irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, in any legal action or proceeding brought hereunder in any of the above-named courts or in any Panama court: (i) the defense of sovereign immunity; (ii) any claim that it is not personally subject to the jurisdiction of the above-named courts or any Panama court by reason of sovereign immunity or otherwise; (iii) that it or any of its property is immune from the above-described legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise); (iv) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Mortgage or any other document evidencing the Loan Agreement may not be enforced in or by such courts; or (v) any defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to a final, unappealable judgment of any court having jurisdiction. Nothing in these provisions shall limit any right of Mortgagee to bring actions, suits or proceedings in the courts of any other jurisdiction.

         38. JURY TRIAL WAIVER. Shipowner and Mortgagee hereby waive trial by jury in any action or proceeding to which Shipowner or Mortgagee may be parties arising out of or in any way pertaining to the Loan Documents or this Mortgage. This waiver is made knowingly, willingly and voluntarily by Shipowner and Mortgagee who each acknowledge that no representations have been made by any individual to induce this waiver of trial by jury or in any way to modify or nullify its effect.

         39. CAPTIONS. The captions of the articles and sections and subsections of this Mortgage and the Note are included for convenience of reference only, and shall not constitute a part of this Mortgage or the Loan Documents for any other purpose.

  [The remainder of this page is intentionally blank. Signature page follows.]

         IN WITNESS WHEREOF, Shipowner has executed this Mortgage the day and year first above written.

                                         SHIPOWNER:

                                         AZURE INVESTMENTS, INC.

                                         By:   /s/ FREDERICK A. MAYER
                                               --------------------------------
                                         Name:     Frederick A. Mayer
                                         Title:    Attorney-in-fact

MORTGAGEE ACKNOWLEDGEMENT: THIS FIRST PREFERRED MARINE MORTGAGE IS HEREBY ACCPETED BY:

                                         MORTGAGEE:

                                         KEYCORP LEASING, A DIVISION OF
                                         KEY CORPORATE CAPITAL INC.

                                         By:     /s/ KELLY REALE
                                                 ------------------------------
                                         Name:     Kelly Reale
                                         Title:    Assistant Team Leader

Counterpart No 1 of 4 serially numbered manually executed counterparts. To the extent that this document constitutes chattel paper under the Uniform Commercial Code, no security interest may be created through the transfer and possession of any counterpart other than Counterpart No. 1.

STATE OF NEW YORK          )
                           ) ss.
COUNTY OF NEW YORK         )

         On this 4th day of December, 1998, before me, a Notary Public in and for the State of New York, personally appeared Frederick A. Mayer, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that s/he was authorized to execute the instrument, and acknowledged it as the Attorney in-fact of AZURE INVESTMENTS, INC., a Panama corporation, to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

                          /s/ LESLIE MAJER
                          ------------------------------------------------------
                              Leslie Majer
                          NOTARY PUBLIC  in and for the State of New
                          York, residing at_____________________________________
                          My appointment expires        October 31, 1999
                          Print Name      Leslie Majer



STATE OF NEW YORK          )
                           ) ss.
COUNTY OF NEW YORK         )

         On this 4th day of December, 1998, before me, a Notary Public in and for the State of New York, personally appeared Kelly Reale, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that s/he was authorized to execute the instrument, and acknowledged it as the Assistant Team Leader of KEYCORP LEASING, A DIVISION OF KEY CORPORATE CAPITAL INC., to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

                          /s/ LESLIE MAJER
                          ------------------------------------------------------
                              Leslie Majer
                          NOTARY PUBLIC  in and for the State of New
                          York, residing at_____________________________________
                          My appointment expires        October 31, 1999
                          Print Name      Leslie Majer

                                  EXHIBIT "A"

                                (FORM OF NOTES)

                                                               PROMISSORY NOTE
--------------------------------------------------------------------------------

$10,000,000                                      Funding Date:  December 4, 1998

         FOR VALUE RECEIVED, AZURE INVESTMENTS, INC., a Panama corporation ("Maker"), promises to pay to the order of KEYCORP LEASING, A DIVISION OF KEY CORPORATE CAPITAL INC. ("Holder"), the sum of Ten Million U.S. Dollars ($10,000,000 U.S.) in lawful money of the United States of America (the "Principal"), with interest thereon as hereafter provided ("Interest"), to be paid in the manner set forth herein. This Promissory Note ("Note") is executed pursuant to that certain Loan and Security Agreement (the "Security Agreement") and that certain First Preferred Marine Mortgage, each dated as of December 4, 1998, between Maker and Holder.

1. INTEREST RATE; PLACE OF PAYMENT. Interest on the balance of the Principal outstanding on this Note shall accrue from the Funding Date of this Note and shall be due and payable at a rate of the Prime Rate plus 80 basis points per annum (the "Interest Rate"), which rate shall be immediately and correspondingly adjusted (pursuant to paragraph 2(b) hereof) with each change in the Actual Index (as hereinafter defined). Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Payment of the Principal and Interest hereunder shall be made to Holder at P.O. Box 1865, Albany, New York 12201-1865, or at such other place as Holder may designate from time to time in writing. Holder reserves the right to require payment on this Note to be made by wired federal funds or other immediately available funds.

2. REPAYMENT TERMS. (a) The Principal and Interest shall be due and payable in ninety-six (96) consecutive monthly installments payable in arrears. Principal and Interest shall be as set forth in the amortization schedule attached hereto as SCHEDULE 1, which payments shall be adjusted pursuant to paragraph 2(b). Each monthly payment shall also include accrued Interest on the outstanding Principal balance. Monthly payments of Principal and Interest shall commence and be due and payable on the date which is the first business day of the month after the Funding Date and on the same day of each month thereafter (each, a "Note Payment Date"). In addition, Maker will pay a late payment charge of five percent (5%) of any payment due hereunder that is not paid within five (5) business days after the date due hereunder.

         (b) Maker and Holder agree that each Note payment hereunder shall be increased or decreased (but not below zero), as the case may be, by the Rate Differential (as hereinafter defined) as follows: if, as of any Note Payment Date, (i) the Rate Differential is greater than zero, the amount due on such Note Payment Date shall be increased by such Rate Differential, and (ii) the Rate Differential is less than zero, the amount of the Note Payment due on such Note Payment Date shall be decreased by such Rate Differential.

         (c) As used herein, the following terms shall have the respective meanings indicated below:

                  (1) "Assumed Index" shall mean eight and one half percent (8.5%).

                  (2) "Actual Index" shall mean, as of the date of determination, the "prime rate" announced in THE WALL STREET JOURNAL, published on such day, or if THE WALL STREET JOURNAL is not published on such day, then the "prime rate" announced in the most recently published edition of THE WALL STREET JOURNAL. If the Actual Index is no longer available, Holder will choose a new index which is based upon comparable information and will give Maker notice of such new "Actual Index."

                  (3) "Daily Equivalent" shall mean, as of the date of determination, the product of the following formula:

================================================================================
DAILY EQUIVALENT = ACTUAL INDEX - ASSUMED INDEX X NET INVESTMENT BALANCE
                   ----------------------------
                                   360
================================================================================

                  (4) "Net Investment Balance" shall mean, as of the date of determination, the outstanding balance (initially calculated using the Assumed Index plus 80 basis points) reflected on Holder's lease accounting system (which assumes a 360-day year consisting of twelve 30-day months), for the Note Payment Date immediately preceding such day or, if such day is a Note Payment Date, for such Note Payment Date.

                  (5) "Rate Differential" shall mean, with respect to any Note Payment Date, the sum of all Daily Equivalents (calculated on the basis of a 360-day year consisting of twelve 30-day months) for the 30-day month to which such Note Payment Date relates.

3. SECURITY. Payment of the Principal and Interest hereunder, and the performance and observance by Maker of all agreements, covenants and provisions contained herein, are secured by a first priority security interest in the Collateral.

4. PREPAYMENT. Maker may not prepay, in whole or in part, the Principal outstanding hereunder; PROVIDED, HOWEVER that Maker may prepay, in whole but not in part, the Principal outstanding hereunder by paying to Holder such outstanding Principal, together with all accrued and unpaid interest thereon, plus a prepayment premium ("Prepayment Premium") equal to five percent (5%) of the amount prepaid if such prepayment shall occur during months one through twelve (1-12); three percent (3%) if the prepayment occurs during months thirteen through twenty-four (13-24); two percent (2%) if the prepayment occurs during months twenty-five through thirty-six (25-36); one percent (1%) if the prepayment occurs during months thirty-seven through forty-eight (37-48). There shall be no Prepayment Premium for prepayment after the forty-eighth (48th) month.

5. TRANSFER OR ASSIGNMENT. Holder may at any time assign or otherwise transfer or negotiate this Note in whole or in part, without any notice to Maker. The rights and obligations of Maker may not be assigned or delegated.

6. APPLICATION OF PAYMENTS. Prior to an Event of Default, each payment received on this Note shall be applied first to all costs of collection, then to unpaid late payment charges (if any) and Prepayment Premium (if any) hereunder, then to Interest as of the payment due date and the balance, if any, to the outstanding Principal as of the date received. Upon the occurrence, and during the continuance, of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral when received by Holder in cash or its equivalent, will be applied first to costs of collection and, thereafter, in reduction of the Secured Obligations in such order and manner as Holder may direct in its sole discretion, and Maker irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that Holder shall have the continuing and exclusive right to apply any and all such payments and proceeds in the Holder's sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

7. WITHHOLDING TAXES. Each payment to be made by Maker under this Note shall be made free and clear of, and without deductions or withholding of, or on account of, any present or future taxes, duties, assessments or charges of whatsoever nature together with any liabilities (including penalties, interest and expenses) in respect thereof imposed or levied on or on behalf of the government of the Republic of Panama or any political subdivision thereof or any authority or agency thereof having the power to tax ("Panama Withholding Taxes"). If the payment of Panama Withholding Taxes is required, Maker shall either: (i) pay any such additional amount to Holder as may be necessary to ensure that Holder receive and retain a net sum after such deduction, withholding or payment of Panama Withholding Taxes, equal to the sum that Holder would have received and retained had no such deduction or withholding of Panama Withholding Taxes been made or required to be made and promptly deliver to Holder the forms prescribed by the relevant authority of such Panama Withholding Taxes; or (ii) pay the full amount of Panama Withholding Taxes due to the relevant authority within the time provided thereunder, or within ten (10) days of demand therefore by Holder, in accordance with Applicable Law, without recourse against Holder, and deliver to Holder proof of payment of such Panama Withholding Taxes within twenty (20) days of demand therefor by Holder. Maker hereby agrees to indemnify and hold harmless Holder on an after-tax basis, for any Panama Withholding Taxes that become payable and/or are paid by Holder in respect of any payment made by Maker under this Note. Holder shall promptly notify Maker of any Panama Withholding Taxes in respect of which it has paid or received an assessment or reassessment from any Panama taxing authority and for which Maker is required to indemnify Holder and of the amount payable to Holder by Maker, and Maker shall indemnify Holder within ten (10) days of the receipt of such notice. Holder shall reasonably determine the amount payable to it.

8. EVENTS OF DEFAULT. (a) Maker shall be in default if any of the following happens (each an "Event of Default"): (1) Maker fails to make any installment of the Principal or Interest, or any other payment due and owing, under this Note within ten (10) business days after the same becomes due and payable; or (2) Maker fails to perform any other obligation required to be performed by Maker under this Note, the Security Agreement or any of the other Loan Documents for thirty (30) days after written notice from Holder of such failure; or (3) any representation, warranty or other statement by Maker in this Note is false or misleading in any material respect; (4) an Event of Default has occurred and is continuing under the Security Agreement; or, (5) an Event of Default has occurred and is continuing under the First Preferred Marine Mortgage.

         (b) Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default: (i) Holder may declare the entire outstanding balance of the Principal, together with all accrued and unpaid Interest thereon, immediately due and payable without notice or demand, which amounts shall, together with all other sums due hereunder, accrue interest from such acceleration until the date of actual payment at the Default Rate (provided, however, that should there occur an Event of Default, and if a voluntary petition or involuntary petition (which is not dismissed within 60 days after filing) under the United States Bankruptcy Code is filed by or against Maker while such default remains uncured, the entire outstanding balance of the Principal automatically shall be accelerated and due and payable with interest thereon at the Default Rate), and Holder may exercise any and all of its remedies hereunder, under the other Loan Documents and under Applicable Law. The remedies of Holder provided herein, in the Security Agreement and under Applicable Law shall be cumulative and concurrent and may be pursued singly, successively or concurrently at the sole discretion of Holder and may be exercised as often as occasion therefor shall occur. The failure to exercise, or any delay in the exercise of, any right or remedy shall in no event be construed as a waiver, release or exhaustion of any such remedies.

9. COLLECTION COSTS. In addition to the Principal, Interest, Prepayment Premium (if any), and late payment charges (if any), Maker shall pay Holder on demand, and Holder shall be entitled to collect all costs and expenses of collection, including, without limitation, reasonable attorneys' fees, incurred in connection with enforcement of its rights and remedies hereunder and under the other Loan Documents, the protection or realization of the Collateral or in connection with Holder's collection efforts, or in connection with any bankruptcy or other judicial proceeding, whether or not suit on this Note or any foreclosure proceeding is filed. All such costs and expenses shall be payable on demand and, until paid, shall be Secured Obligations secured by the security interest granted under the Security Agreement and all other collateral, if any, held by Holder as security for Maker's obligations under this Note.

10. GOVERNING LAW; BINDING AGREEMENT. The provisions of this Note shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. THIS NOTE IS BEING EXECUTED AND DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAWS PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

11. MORE THAN ONE SIGNER. If more than one person or entity signs this Note as a Maker, the obligations contained herein shall be deemed joint and several and all references to "Maker" shall apply both jointly and severally.

12. GENERAL. Maker represents and warrants that this Note evidences a loan for business or commercial purposes. Prior to signing this Note, Maker read and understood the provisions hereof, and agrees to all terms and conditions contained herein.

13. WAIVER. MAKER AND ALL ENDORSERS, SURETIES, AND GUARANTORS HEREOF HEREBY JOINTLY AND SEVERALLY WAIVE PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF NONPAYMENT OR DISHONOR, NOTICE OF INTENTION TO ACCELERATE THE MATURITY, NOTICE OF PROTEST AND PROTEST OF THIS NOTE. HOLDER AND MAKER HEREBY EACH WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS NOTE, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION OR PROCEEDING TO WHICH HOLDER OR MAKER MAY BE PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE, INCLUDING WITHOUT LIMITATION ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY, OF THIS NOTE OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER IS MADE KNOWINGLY, WILLINGLY AND VOLUNTARILY BY HOLDER AND THE MAKER WHO EACH ACKNOWLEDGE THAT NO REPRESENTATIONS HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE AND THE OTHER LOAN DOCUMENTS.

14. USURY; PARTIAL INVALIDITY. (a) At no time shall the Interest Rate (or the Default Rate or other amounts paid or collected hereunder) exceed the highest rate allowed by applicable law for this type of loan. Should Holder ever collect interest at a rate that exceeds such applicable legal limit, such excess will be credited to the Principal.

         (b) Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Note shall be prohibited by or invalid under the laws of any applicable jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this
Note in any other jurisdiction.

15. ACTIONS AND PROCEEDINGS. Any legal action or proceeding against Maker with respect to this Note may be brought in such of the courts of competent jurisdiction of the State of New York in the City of Albany or in the United States District Court for the Northern District of New York, as Holder or its successors and assigns may elect, and by execution and delivery of this Note, Maker irrevocably submits to the nonexclusive jurisdiction of such courts, and to appellate courts therefrom, and, in the case of any such legal action or proceeding brought in the above-named New York courts, Maker hereby irrevocably consents to the services of process by the mailing of copies thereof by registered mail, postage prepaid, to Maker at its address as provided in Paragraph 16 hereof, or by any other means permitted by Applicable Law. If it becomes necessary for the purpose of service of process out of any such courts, Maker shall take all such action as may be required to authorize a special agent to receive, for and on behalf of it, service of process in any such legal action or proceeding, and shall take all such action as may be necessary to continue said appointment in full force and effect so that Maker will at all times have an agent for service of process for the above purposes in New York, New York. To the extent permitted by Applicable Law, a final, unappealable judgment (a certified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of Maker to Holder) against Maker in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on an unsatisfied judgment. To the extent that Maker has or hereafter may acquire any immunity from jurisdiction of any of the above-named courts or from any Panama court or from any legal process therein, Maker hereby irrevocably waives such immunity, and Maker hereby irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, in any legal action or proceeding brought hereunder in any of the above-named courts or in any Panama court: (i) the defense of sovereign immunity; (ii) any claim that it is not personally subject to the jurisdiction of the above-named courts or any Panama court by reason of sovereign immunity or otherwise; (iii) that it or any of its property is immune from the above-described legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise), (iv) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Note or any other document evidencing the Loan may not be enforced in or by such courts; or (v) any defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to a final, unappealable judgment of any court having jurisdiction. Nothing in these provisions shall limit any right of Holder to bring actions, suits or proceedings in the courts of any other jurisdiction.

16. NOTICES. All notices and other communications under this Note shall be in writing and shall be addressed: (i) if to Maker, c/o Commodore Holdings Limited, 4000 Hollywood Boulevard, Suite 385-S, South Tower, Hollywood, Florida 33021; and (ii) if to Holder, KeyCorp Leasing, a Division of Key Corporate Capital Inc., 54 State Street, Albany, New York 12207, Attention: Account Manager, or such other address as either party hereto shall communicate to the other party at its address specified above. All such notices and other communications shall be deemed to have been duly given if delivered by hand, overnight courier or if sent by certified mail, return receipt requested, to the party to whom such notice is intended to be given, and shall be effective upon receipt.

17. FUNDING DATE. The Funding Date for this Note shall be the date on which Holder disburses funds hereunder. TO THE EXTENT THE FUNDING DATE IS LEFT BLANK ABOVE, OR DOES NOT REFLECT THE ACTUAL DATE THAT HOLDER DISBURSES FUNDS HEREUNDER, MAKER HEREBY AUTHORIZES HOLDER TO WRITE IN THE CORRECT DATE AT THE TIME OF DISBURSEMENT.

18. DEFINED TERMS. Unless otherwise defined herein, all capitalized terms shall have the meanings assigned to them in the Security Agreement.

  [The remainder of this page is intentionally blank. Signature page follows.]

         IN WITNESS WHEREOF, Maker, intending to be legally bound, has caused this Note to be duly executed on the day and year first above written.

MAKER:

AZURE INVESTMENTS, INC.

By:
          ---------------------------------------------
          Name:      Frederick A. Mayer
          Title:     Attorney-in-fact

STATE OF NEW YORK          )
                           ) ss.
COUNTY OF NEW YORK         )

         On this 4th day of December, 1998, before me, a Notary Public in and for the State of New York, personally appeared Frederick A. Mayer, personally known to me (or provided to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that s/he was authorized to execute the instrument, and acknowledged it as the Attorney-in-fact of AZURE INVESTMENTS, INC., a Panama corporation, to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.


                         -----------------------------------------------
                         NOTARY PUBLIC in and for the State of New York,
                         My appointment expires        October 31, 1999
                         Print Name       Leslie Majer

                                           SCHEDULE 1

Prepare Dec-02-1998 15:22 by                                    Ron Bruzdinski
Parameter filename                                                       azu01
Parameter path                                                  c:\ivory\prms\
Comment                                                                  Azure
Average life                                                       6,528 years
Average rate                                                       8.550000000


               STARTING                              DEBT                                                ENDING
   DATE        BALANCE            TAKEDOWNS          SERVICE          INTEREST       PRINCIPAL           BALANCE
Dec-04-98              0.00      10,000,000.00            0.00             0.00            0.00        10,000,000.00
                                 -------------    ------------       ----------      ----------
                                 10,000,000.00            0.00             0.00            0.00        10,000,000.00

Jan-04-99     10,000,000.00               0.00      112,916.67        71,250.00       41,666.67         9,958,333.33
Feb-04-99      9,958,333.33               0.00      112,619.79        70,953.12       41,666.67         9,916,666.66
Mar-04-99      9,916,666.66               0.00      112,322.92        70,656.25       41,666.67         9,874,999.99
Apr-04-99      9,874,999.99               0.00      112,026.04        70,359.37       41,666.67         9,833,333.32
May-04-99      9,833,333.32               0.00      111,729.17        70,062.50       41,666.67         9,791,666.65
Jun-04-99      9,791,666.65               0.00      111,432.29        69,765.62       41,666.67         9,749,999.98
Jul-04-99      9,749,999.98               0.00      111,135.42        69,468.75       41,666.67         9,708,333.31
Aug-04-99      9,708,333.31               0.00      110,838.54        69,171.87       41,666.67         9,666,666.64
Sep-04-99      9,666,666.64               0.00      110,541.67        68,875.00       41,666.67         9,624,999.97
Oct-04-99      9,624,999.97               0.00      110,244.79        68,578.12       41,666.67         9,583,333.30
Nov-04-99      9,583,333.30               0.00      109,947.92        68,281.25       41,666.67         9,541,666.63
Dec-04-99      9,541,666.63               0.00      109,651.04        67,984.37       41,666.67         9,499,999.96
                                 -------------    ------------       ----------      ----------
                                          0.00    1,335,406.29       835,406.25      500,000.04

Jan-04-00      9,499,999.96               0.00       98,541.61        67,687.50       30,854.11         9,469,145.85
Feb-04-00      9,469,145.85               0.00       98,541.61        67,467.66       31,073.95         9,438,071.90
Mar-04-00      9,438,071.90               0.00       98,541.61        67,246.26       31,295.35         9,406,776.55
Apr-04-00      9,406,776.55               0.00       98,541.61        67,023.28       31,518.33         9,375,258.22
May-04-00      9,375,258.22               0.00       98,541.61        66,798.71       31,742.90         9,343,515.33
Jun-04-00      9,343,515.33               0.00       98,541.61        66,572.55       31,969.06         9,311,546.26
Jul-04-00      9,311,546.26               0.00       98,541.61        66,344.77       32,196.84         9,279,349.42
Aug-04-00      9,279,349.42               0.00       98,541.61        66,115.36       32,426.25         9,246,923.17
Sep-04-00      9,246,923.17               0.00       98,541.61        65,884.33       32,657.28         9,214,265.89
Oct-04-00      9,214,265.89               0.00       98,541.61        65,651.64       32,889.97         9,181,375.92
Nov-04-00      9,181,375.92               0.00       98,541.61        65,417.30       33,124.31         9,148,251.61
Dec-04-00      9,148,251.61               0.00       98,541.61        65,181.29       33,360.32         9,114,891.29
                                 -------------    ------------       ----------      ----------
                                                  1,182,499.34       797,390.65      385,108.67

Jan-04-01      9,114,891.29               0.00       98,541.61        64,943.60       33,598.01         9,081,293.28
Feb-04-01      9,081,293.28               0.00       98,541.61        64,704.21       33,837.40         9,047,455.89
Mar-04-01      9,047,455.89               0.00       98,541.61        64,463.12       34,078.49         9,013,377.40
Apr-04-01      9,013,377.40               0.00       98,541.61        64,220.31       34,321.30         8,979,056.10
May-04-01      8,979,056.10               0.00       98,541.61        63,975.77       34,565.84         8,944,490.26
Jun-04-01      8,944,490.26               0.00       98,541.61        63,729.49       34,812.12         8,909,678.15
Jul-04-01      8,909,678.15               0.00       98,541.61        63,481.46       35,060.15         8,874,617.99
Aug-04-01      8,874,617.99               0.00       98,541.61        63,231.65       35,309.96         8,839,308.03
Sep-04-01      8,839,308.03               0.00       98,541.61        62,980.07       35,561.54         8,803,746.49
Oct-04-01      8,803,746.49               0.00       98,541.61        62,726.69       35,814.92         8,767,931.57
Nov-04-01      8,767,931.57               0.00       98,541.61        62,471.51       36,070.10         8,731,861.48
Dec-04-01      8,731,861.48               0.00       98,541.61        62,214.51       36,327.10         8,695,534.38
                                 -------------    ------------       ----------      ----------
                                          0.00    1,182,499.34       763,142.42      419,356.92


              STARTING                     DEBT                                   ENDING
   DATE       BALANCE         TAKEDOWNS    SERVICE     INTEREST      PRINCIPAL    BALANCE
Jan-04-02    8,699,534.38        0.00     98,541.61    61,555.68     36,585.93  8,658,948.45
Feb-04-02    8,658,948.45        0.00     98,541.61    61,695.01     36,845.60  8,622,101.84
Mar-04-02    8,622,101.84        0.00     98,541.61    61,432.48     37,109.14  8,584,992.71
Apr-04-02    8,584,992.71        0.00     98,541.61    61,168.07     37,373.54  8,547,619.17
May-04-02    8,547,619.17        0.00     98,541.61    60,901.79     37,639.82  8,509,979.35
Jun-04-02    8,509,979.35        0.00     98,541.61    60,633.60     37,908.01  8,472,071.34
Jul-04-02    8,472,071.34        0.00     98,541.61    60,363.51     38,178.10  8,433,893.23
Aug-04-02    8,433,893.23        0.00     98,541.61    60,091.49     38,450.12  8,395,443.11
Sep-04-02    8,395,443.11        0.00     98,541.61    59,817.53     38,724.08  8,356,719.03
Oct-04-02    8,356,719.03        0.00     98,541.61    59,541.62     38,999.99  8,317,719.04
Nov-04-02    8,317,719.04        0.00     98,541.61    59,263.75     39,277.86  8,278,441.18
Dec-04-02    8,278,441.18        0.00     98,541.61    58,983.89     39,557.72  8,238,883.46
                                 ----  ------------   ----------    ----------
                                 0.00  1,182,499.34   725,848.42    456,650.91

Jan-04-03    8,238,883.46        0.00     98,541.61    58,702.04     39,839.57  8,199,043.90
Feb-04-03    8,199,043.90        0.00     98,541.61    58,418.19     40,123.42  8,158,920.47
Mar-04-03    8,158,920.47        0.00     98,541.61    58,132.31     40,409.30  8,118,511.17
Apr-04-03    8,118,511.17        0.00     98,541.61    57,844.39     40,697.22  8,077,813.95
May-04-03    8,077,813.95        0.00     98,541.61    57,554.42     40,987.19  8,036,826.76
Jun-04-03    8,036,826.76        0.00     98,541.61    57,262.39     41,279.22  7,995,547.54
Jul-04-03    7,995,547.54        0.00     98,541.61    56,968.28     41,573.34  7,953,974.21
Aug-04-03    7,953,974.21        0.00     98,541.61    56,672.07     41,869.55  7,912,104.66
Sep-04-03    7,912,104.66        0.00     98,541.61    56,373.75     42,167.87  7,869,936.80
Oct-04-03    7,869,936.80        0.00     98,541.61    56,073.30     42,468.31  7,827,468.49
Nov-04-03    7,827,468.49        0.00     98,541.61    55,770.71     42,770.90  7,784,697.59
Dec-04-03    7,784,697.59        0.00     98,541.61    55,465.97     43,075.64  7,741,621.95
                                 ----  ------------   ----------    ----------
                                 0.00  1,182,499.34   685,237.82    497,261.52

Jan-04-04    7,741,621.95        0.00     98,541.61    55,159.06     43,382.55  7,698,239.39
Feb-04-04    7,698,239.39        0.00     98,541.61    54,849.96     43,691.66  7,654,547.74
Mar-04-04    7,654,547.74        0.00     98,541.61    54,538.65     44,002.96  7,610,544.78
Apr-04-04    7,610,544.78        0.00     98,541.61    54,225.13     44,316.48  7,566,228.30
May-04-04    7,566,228.30        0.00     98,541.61    53,909.38     44,632.23  7,521,596.06
Jun-04-04    7,521,596.06        0.00     98,541.61    53,591.37     44,950.24  7,476,645.82
Jul-04-04    7,476,645.82        0.00     98,541.61    53,271.10     45,270.51  7,431,375.31
Aug-04-04    7,431,375.31        0.00     98,541.61    52,948.55     45,593.06  7,385,782.25
Sep-04-04    7,385,782.25        0.00     98,541.61    52,623.70     45,917.91  7,339,864.34
Oct-04-04    7,339,864.34        0.00     98,541.61    52,296.53     46,245.08  7,293,619.26
Nov-04-04    7,293,619.26        0.00     98,541.61    51,967.04     46,574.57  7,247,044.69
Dec-04-04    7,247,044.69        0.00     98,541.61    51,635.19     46,906.42  7,200,138.27
                                 ----  ------------   ----------    ----------
                                 0.00  1,182,499.34   641,015.66    541,483.68

Jan-04-05    7,200,138.27        0.00     98,541.61    51,300.98     47,240.63  7,152,897.64
Feb-04-05    7,152,897.64        0.00     98,541.61    50,964.40     47,577.22  7,105,320.43
Mar-04-05    7,105,320.43        0.00     98,541.61    50,625.41     47,916.20  7,057,404.22
Apr-04-05    7,057,404.22        0.00     98,541.61    50,284.01     48,257.61  7,009,146.62
May-04-05    7,009,146.62        0.00     98,541.61    49,940.17     48,601.44  6,960,545.18
Jun-04-05    6,960,545.18        0.00     98,541.61    49,593.88     48,947.73  6,911,597.45
Jul-04-05    6,911,597.45        0.00     98,541.61    49,245.13     49,296.48  6,862,300.97
Aug-04-05    6,862,300.97        0.00     98,541.61    48,893.89     49,647.72  6,812,653.25
Sep-04-05    6,812,653.25        0.00     98,541.61    48,540.15     50,001.46  6,762,651.79
Oct-04-05    6,762,651.79        0.00     98,541.61    48,183.89     50,357.72  6,712,294.08
Nov-04-05    6,712,294.08        0.00     98,541.61    47,825.10     50,716.52  6,661,577.56
Dec-04-05    6,661,577.56        0.00     98,541.61    47,463.74     51,077.87  6,610,499.69
                                 ----  ------------   ----------    ----------
                                 0.00  1,182,499.34   592,860.76    589,638.58


            STARTING                        DEBT                                         ENDING
   DATE     BALANCE           TAKEDOWNS     SERVICE        INTEREST        PRINCIPAL     BALANCE
Jan-04-06  6,610,499.69          0.00       98,541.61       47,099.81       51,441.80  6,559,057.89
Feb-04-06  6,559,057.89          0.00       98,541.61       46,733.29       51,808.32  6,507,249.57
Mar-04-06  6,507,249.57          0.00       98,541.61       46,364.15       52,177.46  6,455,072.11
Apr-04-06  6,455,072.11          0.00       98,541.61       45,992.39       52,549.22  6,402,522.88
May-04-06  6,402,522.88          0.00       98,541.61       45,617.98       52,923.64  6,349,599.25
Jun-04-06  6,349,599.25          0.00       98,541.61       45,240.89       53,300.72  6,296,298.53
Jul-04-06  6,296,298.53          0.00       98,541.61       44,861.13       53,680.48  6,242,618.05
Aug-04-06  6,242,618.05          0.00       98,541.61       44,478.65       54,062.96  6,188,555.09
Sep-04-06  6,188,555.09          0.00       98,541.61       44,093.46       54,448.16  6,134,106.93
Oct-04-06  6,134,106.93          0.00       98,541.61       43,705.51       54,836.10  6,079,270.83
Nov-04-06  6,079,270.83          0.00       98,541.61       43,314.80       55,226.81  6,024,044.03
Dec-04-06  6,024,044.03          0.00    6,066,965.34       42,921.31    6,024,044.03          0.00
                        -------------   -------------    ------------   -------------
                                 0.00    7,150,923.07      540,423.38    6,610,499.69


TOTAL                   10,000,000.00   15,581,325.37    5,581,325.37   10,000,000.00
                        =============   =============    ============   =============

                                  EXHIBIT "B"

                              (INSURANCE COVERAGE)


         The coverage and conditions included within the following insurance policies are incorporated herein by reference:

SECTION 1
         MARINE HULL AND MACHINERY INSURANCE

PROVIDED BY:                    Houlder Insurance Brokers
DATE OF POLICY:                 July 15, 1998
COVERAGE AMOUNT:                $13,400,000.00
COVERAGE AMOUNT:                M-98-CHT-00492-00104
COVER NOTE NO.:

SECTION 2
         MARINE PROTECTION AND INDEMNITY INSURANCE

PROVIDED BY:                    Houlder Insurance Brokers
DATE OF POLICY:                 Not Applicable
COVERAGE AMOUNT:
COVER NO.:                      M-98-CHT-00225-0

SECTION 3

         WAR RISK HULL AND MACHINERY AND WAR RISK PROTECTION AND INDEMNITY INSURANCE

PROVIDED BY:                    Houlder Insurance Brokers
DATE OF POLICY:                 July 15, 1998
COVERAGE AMOUNT:                Hull and Machinery: $13,400,000.00
                                Hull Interest and/or Increased Value, etc:
                                $6,600,000.00
COVER NOTE NO.:                 M-98-CHT-00488-00104

SECTION 4
         MORTGAGEE'S INTEREST INSURANCE

PROVIDED BY:                    Houlder Insurance Company
DATE OF POLICY:                 July 16, 1998
COVERAGE AMOUNT:                $16,000,000.00
COVER NOTE NO.:                 M-98-CHT-00503-00

SECTION 5
         MARINE INCREASED VALUE INSURANCE

PROVIDED BY:                    Houlder Insurance Company
DATE OF POLICY:                 July 15, 1998
COVERAGE AMOUNT:                $6,000,000.00
COVER NOTE NO.:                 M-98-CHT-0049100-104